                                                                   EXHIBIT 10.31

                                                CONFIDENTIAL TREATMENT REQUESTED

* Portions of this document denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.





                                  NETGEAR, INC.
                            MASTER PURCHASE AGREEMENT
                                 APRIL 23, 2003

                                     NETGEAR
                            MASTER PURCHASE AGREEMENT

This Master Purchase Agreement (the "Master Agreement") is entered into as of April 18, 2003 ("Effective Date") between NETGEAR, Inc., a Delaware corporation having its principal place of business at 4500 Great America Parkway, Santa Clara, California 95054 ("NETGEAR") and Z-Com, Inc., a Taiwan corporation having its principal place of business at 7F-2, No. 9, Prosperity Rd. II, Science Based Industrial Park, Hsinchu, Taiwan, R.O.C. ("SUPPLIER"), for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged. Incorporated into this Master Agreement by reference herein are:

                  Exhibit A, General Terms (Version US11/07/02)

                  Exhibit A1, Purchase Order (Version US11/07/02)

                  Exhibit A2, Purchase Price and Services Fees (Version US11/07/02)

                  Exhibit A3, Products, Product Specifications and Lead Time (Version US11/07/02)

                  Exhibit A4, NETGEAR Proprietary Technology (Version
                  US11/07/02)

                  Exhibit B, Software License Terms (Version US11/07/02)

and any of the following selected Exhibits (uncheck the box for any Exhibits that shall not be part of this Master Agreement):

         [X]   Exhibit C, Maintenance Services Terms (Version US11/07/02)

         [X] Exhibit D, Intellectual Property Protection Agreement (Version US11/07/02)

         [X]   Exhibit D1, Statement of Work (Version US11/07/02)

         [X]   Exhibit E, Non-Recurring Engineering Costs (Version US11/07/02)

         [X]   Exhibit F, Supplier Training Services Terms (Version US11/07/02)

         [X] Exhibit G, Quality Procedures/On-Going Reliability Testing (Version US11/07/02)

This Master Agreement, including all Exhibits that are incorporated by reference herein, shall form the entire agreement, representation and understanding between the parties with respect to the subject matter hereof and shall supersede all previous and contemporaneous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this Master Agreement to be executed by their duly authorized representatives with the intent to be legally bound as of the Effective Date.

NETGEAR, Inc.                              SUPPLIER (Name of Company)

/s/  Michael F. Falcon                     /s/  John Shieh
------------------------------------       ------------------------------------
Name                                       Name

Vice President of Operations               Chief Executive Officer
------------------------------------       ------------------------------------
Title                                      Title

April 24, 2003                             May 2, 2003
------------------------------------       ------------------------------------
Date                                       Date

                                    EXHIBIT A
                                  GENERAL TERMS
                               Version US11/07/02

These General Terms are part of the Master Agreement between NETGEAR and SUPPLIER, which incorporates these General Terms by reference herein. These General Terms shall apply to the entire Master Agreement.

                                    RECITALS

A. NETGEAR is engaged in the design, manufacture and sale of certain home and office systems and related products, which consist of hardware and associated software.

B. SUPPLIER is engaged in the design, manufacture and sale of certain software and hardware Products (as defined below), which are used in or complement NETGEAR's products. SUPPLIER wishes to supply and license the Products to NETGEAR, for resale under the NETGEAR label as part of, or complementary to, NETGEAR's products.

1.       DEFINITIONS

1.1 Affiliate: means an entity that directly or indirectly controls, or is controlled by or is under common control with, the party. For the purposes of this definition, the term "control" shall mean the ownership of voting stock or other equity interest entitling the owner to exercise at least fifty percent (50%) of the voting rights of the entity.

1.2 Change of Control: means (i) any transaction following the Effective Date by which any person or group of persons (other than an Affiliate) acquires (in a single or a series of related transactions) more than fifty percent (50%) of the equity interest of SUPPLIER; (ii) a merger or other business combination by which any third party acquires (in a single or a series of related transactions) more than fifty percent (50%) of the equity interest of SUPPLIER or the entity surviving such merger or combination; or (iii) any other transaction by which any third party acquires (in a single or a series of related transactions) control of all or fifty percent (50%) of all the assets of SUPPLIER or acquires the exclusive rights to the Products and the Intellectual Property Rights necessary to make, modify, manufacture and sell the Products.

1.3 Documentation: means all technical and operating guides and manuals and program descriptions of the Products listed in Exhibit A3, as updated by SUPPLIER from time to time.

1.4 End User: means a person or business entity that purchases, leases or otherwise properly obtains the right to use NETGEAR systems directly from NETGEAR or through one or more intermediaries for its own use or for internal business purposes (and not for transfer or resale to others).

1.5 Epidemic Failure: means a defect or set of related defects in the Products resulting from defects in material, workmanship, manufacturing process or design deficiencies affecting one-quarter percent (.25%) or more of the Products delivered during any three (3) month period.

1.6 Intellectual Property Rights: means all United States and foreign patents, copyrights, trade names, trademarks, trade secrets, know-how, mask work rights, and any other intellectual property rights, whether registered or unregistered.

1.7 Marks: means NETGEAR's trademarks, service marks, trade names, and logos.

1.8      Maximum Quantity:  means the quantity of the Products in excess of [*].

1.9 NETGEAR Proprietary Technology: means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, computer software and code, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, and other information and technology disclosed by NETGEAR either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment. By way of illustration and not limitation, NETGEAR Proprietary Technology may include materials listed in Exhibit A4.

1.10 Products: means the SUPPLIER base products identified in Exhibit A3 that are privately labeled and customized for NETGEAR in accordance with the Product Specifications, and the Work Products that are developed for NETGEAR by SUPPLIER in accordance with Exhibit D. All Products include the Supporting Software.

1.11 Product Specifications: means the specifications for the Products set forth in Exhibit A3.

1.12 Refurbished Products: means the Products that contain used or repaired parts.

1.13 Supporting Software: means all device drivers, firmware, and all necessary software for the proper operation and support of the Products and any Updates thereto. The Supporting Software may be pre-installed on the Products or be in a stand-alone form. SUPPLIER shall supply the Products along with the Supporting Software and to the extent reasonably possible the supporting Software shall include built-in diagnostic software that NETGEAR can run on its own systems.

1.14 Taxes: means all federal, state, local, foreign, international, sales, use, withholding and value added taxes, GST, duties and other government charges (except for taxes based on NETGEAR's net income), and any related penalties and interest.

1.15 Unit Price: means prices for the Products that are set out in SUPPLIER's price list, less the applicable discount specified in Exhibit A2.

1.16 Updates: means all future enhancements, improvements or modifications to the Supporting Software. An Update is designated (i) by a numerical increase to the right of the Supporting Software's decimal point, e.g., 3.1, or (ii) by any other reasonable and consistent method adopted by current standard industry practices for designating an update.

1.17 Upgrades: means all new versions of the Supporting Software that contain new features or functionality. An Upgrade is designated (i) by a numerical increase to the left of the Supporting Software's decimal point, e.g., 4.0, or (ii) by any other reasonable and consistent method adopted by current standard industry practices for designating an upgrade.

1.18     Work Products:  means products as defined in Section 3.1 of Exhibit D.

2.       PURCHASE AND SALE OF PRODUCTS

2.1 General. This Master Agreement sets forth the only terms and conditions under which NETGEAR shall purchase and SUPPLIER shall supply the Products. The terms and conditions of this Master Agreement shall apply to all Products purchased or licensed by NETGEAR from SUPPLIER. NETGEAR purchases and licenses the Products for resale to its End Users. NETGEAR may resell the Products solely in conjunction with its system or sell or lease the Products as a "Customer Kit" to its End Users. Resale, as used in the foregoing sentences, shall also include the right to grant End Users appropriate licenses or sublicenses to use the Products. NETGEAR shall have full freedom and flexibility in its decisions concerning the distribution and marketing of the Products including, without limitation, the decision of whether or not to distribute or discontinue distribution of the Products.

2.2 Private Label and Customization. All Products supplied by SUPPLIER to NETGEAR shall be customized in accordance with the Product Specifications with the use of NETGEAR Proprietary Technology, and shall be provided to NETGEAR in the color and branded with such Marks as NETGEAR may designate to SUPPLIER. Within thirty (30) days after the Effective Date of this Master Agreement, NETGEAR will provide to SUPPLIER NETGEAR Proprietary Technology and all specifications and guidelines necessary to private label the Products ("Label and Packing Specifications"). SUPPLIER shall strictly comply with such Label and Packing Specifications.

2.3 Product Development. Subject to the parties' selection of Exhibit D on the signature page of this Master Agreement, SUPPLIER shall develop, manufacture and/or assemble the Work Products for NETGEAR in accordance with Exhibit D.

2.4 Exclusivity. SUPPLIER agrees to supply the Products exclusively to NETGEAR and to any of NETGEAR's Affiliates or agents identified by NETGEAR under the terms of this Master Agreement. SUPPLIER agrees not to sell such Products directly to any third party or agent or former agent of NETGEAR. Notwithstanding the foregoing, SUPPLIER may utilize its underlying technology to create similar products for itself or other third parties as long as it does not incorporate into those products NETGEAR Proprietary Technology or the Work Products.

3.       PURCHASE ORDERS, CHANGES AND CANCELLATIONS

3.1 Purchase Orders. All orders for the Products shall be made pursuant to written purchase orders submitted by NETGEAR to SUPPLIER that shall be substantially in the form of Exhibit A1 and shall specify at a minimum the Products, quantity, shipping address, and the requested delivery date ("Purchase Orders"). All Purchase Orders placed under this Master Agreement shall be subject to the terms and conditions set forth in this Master Agreement and on the Purchase Order. In the event of any inconsistency between this Master Agreement and the Purchase Order or SUPPLIER'S sales acknowledgment, the terms and conditions of this Master Agreement shall prevail. NETGEAR hereby rejects any term, provision or condition in SUPPLIER's sales acknowledgment or other communication in conflict with, or purporting to add to, or modify, the terms of this Master Agreement or the Purchase Order, and any such term, provision or condition shall be deemed stricken and not binding upon NETGEAR. SUPPLIER shall be obligated to honor all Purchase Orders plus [*] of the quantity of the Products stated in the Purchase Orders, unless the resulting quantity of the Products requested therein exceeds the Maximum Quantity. If the quantity stated in any Purchase Order exceeds the Maximum Quantity, such order shall be subject to SUPPLIER's review and acceptance, which shall not be unreasonably withheld.

3.2 Changes to Purchase Orders. NETGEAR shall have the right at any time prior to delivery of the Products to make changes to the Purchase Order within the following rules. NETGEAR hereby agrees to give written notice of such change to SUPPLIER. SUPPLIER shall notify NETGEAR in writing if any such changes cause an increase in the time required for the performance, and NETGEAR must accept in writing such revised performance schedule in order for it to be binding. SUPPLIER agrees to accept any such changes to the Purchase Orders made at any time prior to delivery.

 Days from Scheduled           Cancellation                 Re schedule                    Upside
 Delivery Date (Days)                             (within 2 months and limited to
                                                             one time)
-------------------------------------------------------------------------------------------------
 0-15                               [*]                         [*]                          [*]
 16 - 30                            [*]                         [*]                          [*]
 31-45                              [*]                         [*]                          [*]
 46-60                              [*]                         [*]                          [*]
 60+                                [*]                         [*]                          [*]

3.3 Cancellation for Convenience. NETGEAR shall have the right to cancel by prior sixty (60) days written notice any Purchase Order, in whole or in part, at any time prior to delivery of the Products; provided that SUPPLIER shall be paid a cancellation charge equal to SUPPLIER's actual direct costs resulting from such cancellation. SUPPLIER's actual direct costs shall be limited to NETGEAR's unique components that cannot be utilized by other customers or disposed of without costs being incurred, and shall not include any damages occurred or costs of work performed after receipt of the cancellation notice or any costs incurred by SUPPLIER's suppliers or subcontractors. NETGEAR's liability for actual direct costs shall be contingent on SUPPLIER's using commercially reasonable efforts to mitigate damages constituting actual direct costs. SUPPLIER shall present a calculation of its actual direct costs to NETGEAR within fourteen (14) days of its receipt of the cancellation notice.

3.4 Cancellation for Cause. NETGEAR may cancel any Purchase Order at any time in the event of any default or failure to comply with the terms and conditions of the Master Agreement by SUPPLIER. If any Purchase Order is canceled for any default or cause, NETGEAR shall not be liable to SUPPLIER for any amount and SUPPLIER shall be liable to NETGEAR for any damages sustained by such default or cause giving rise to the cancellation.

3.5 Sole and Exclusive Remedy. SUPPLIER acknowledges and agrees that the liabilities set forth in Sections 3.3 and 3.4 represent NETGEAR's sole liability for the cancellation of the Purchase Orders whether for convenience or cause and represent the sole and exclusive remedy of SUPPLIER for cancellation of the Purchase Orders.

4.       MONTHLY FORECASTS AND PURCHASE OBLIGATIONS

4.1 Monthly Forecasts. On approximately a monthly basis, NETGEAR will provide rolling six (6) month forecasts to SUPPLIER. SUPPLIER will use commercially reasonable efforts to support such rolling six (6) month forecasts. SUPPLIER acknowledges and agrees that any such forecast provided by NETGEAR is for planning purposes only. SUPPLIER further acknowledges and agrees that monthly forecasts provided by NETGEAR do not constitute a commitment of any type on behalf of NETGEAR.

4.2 Purchase Obligations. The parties agree that there is no minimum or maximum purchase obligation under this Master Agreement. SUPPLIER shall supply the Products only after NETGEAR places a Purchase Order and only in the quantity specified in the applicable Purchase Order. NETGEAR shall be under no obligation to place Purchase Orders under this Master Agreement.

5.       DELIVERY OF PRODUCTS

5.1 The parties acknowledge and agree that meeting requested delivery dates specified in the Purchase Orders is a material term of this Master Agreement. SUPPLIER agrees to fill all Purchase Orders and to deliver the Products along with the applicable Documentation on the requested delivery date. SUPPLIER further agrees to work aggressively to reduce the lead times for all Products as specified in Exhibit A3. To the extent that any Purchase Order exceeds the Maximum Quantity, quantity of the Products in excess of the Maximum Quantity shall be subject to delivery schedules agreed to between NETGEAR and SUPPLIER. If delivery of the Products is delayed by SUPPLIER for more than [*] for reasons other than force majeure (as defined in Section 24.6), NETGEAR may terminate that Purchase Order and return the ordered Products (if already shipped). Upon receipt of the returned Products, SUPPLIER shall issue a full refund of all amounts if already paid for that Purchase Order, and pay any damages incurred by NETGEAR due to the delay, including any costs incurred in purchasing substitute products. NETGEAR shall have the right to offset any such amounts payable by SUPPLIER under this Section 5.1 against any amounts outstanding and payable by NETGEAR to SUPPLIER hereunder. SUPPLIER shall not deliver to NETGEAR any Products that were manufactured in locations not approved in advance and in writing by NETGEAR.

5.2 SUPPLIER shall handle, pack and mark the Products in accordance with NETGEAR's Label and Packing Specifications and/or written instructions provided by NETGEAR. NETGEAR shall have the right to inspect each delivery of the Products and perform those tests it deems necessary to determine if the Products are acceptable. Under no circumstances shall NETGEAR's inspection and testing of the Products, including samples, be deemed to constitute acceptance. NETGEAR shall be deemed to have accepted the Products only in the event that: (i) NETGEAR fails to accept or reject the Products within thirty (30) days of delivery; (ii) NETGEAR explicitly accepts the Products in writing; (iii) the Products are used in a manufacturing process conducted by NETGEAR-authorized contract manufacturer and the Products successfully complete final test; or (iv) NETGEAR delivers the Products to any End User. NETGEAR's acceptance of any Products shall in no way be construed as a representation by NETGEAR that NETGEAR has completely tested the Products or that such Products comply with their specifications or conform to any warranties made by SUPPLIER under this Master Agreement. NETGEAR's acceptance of any Product shall in no way negate any warranty provided under this Master Agreement or affect any other provision of this Master Agreement. Acceptance is only to be used to determine whether SUPPLIER is entitled to receive payment for the Products. The Products rejected or supplied in excess of quantities specified in any Purchase Order may be returned to SUPPLIER, at its expense. If NETGEAR receives the Products with defects or non-conformities that are not apparent upon examination, NETGEAR reserves the right to require replacement thereof as well as payment of damages therefor upon discovery of any such defects or non-conformities. Nothing contained in this Master Agreement shall in any way relieve SUPPLIER from the obligation of testing, inspection and quality control with respect to the Products.

5.3 SUPPLIER shall be responsible for all actions necessary to transport the Products in accordance with this Section 5. In addition, SUPPLIER shall be responsible for payment of all shipping, freight, insurance, taxes, duty and other charges for delivery of the Products from SUPPLIER's factory to the port of exit. An itemized packing list must accompany each shipment and include the following information: Purchase Order number, quantity, shipment address, indication of partial/complete shipment, and description of the Products including, but not limited to, weight and dimensions of the Products.

5.4 Upon NETGEAR's written authorization, SUPPLIER shall deliver the Products directly from SUPPLIER's manufacturing facility to NETGEAR. NETGEAR will transmit a Purchase Order by facsimile or other agreed upon means to communicate to SUPPLIER. SUPPLIER shall communicate to NETGEAR an acknowledgment within two
(2) business days of receipt of the Purchase Order confirming the quantity, delivery date, and delivery location. SUPPLIER will then schedule delivery of each Product to the delivery location on the delivery date specified in the Purchase Order. If the delivery date in SUPPLIER's acknowledgment is different than the date set forth in the Purchase Order, SUPPLIER must promptly notify NETGEAR Worldwide Procurement of the discrepancy. SUPPLIER agrees that the delivery date in SUPPLIER's acknowledgement shall not exceed the lead times as specified in Exhibit A3. If only a portion of the Products are available for shipment to meet the delivery date, SUPPLIER will notify NETGEAR and ship the available Products unless otherwise directed by NETGEAR.

5.5 Products supplied by SUPPLIER to NETGEAR shall be delivered CIP (Incoterms
2000) to NETGEAR's facility, or such other destination specified in the Purchase Order, at which point title to, all responsibility for, and all risk of loss of, the Products shall pass from SUPPLIER to NETGEAR.

5.6 NETGEAR's transmission of a Purchase Order is SUPPLIER's only authorization to ship the Products to NETGEAR and invoice NETGEAR for the Products specified in the Purchase Order.

6.       PURCHASE PRICE AND PAYMENT

6.1 Purchase Price. The prices for the Products supplied under this Master Agreement are specified on Exhibit A2. The prices for new products that the parties may add to Exhibit A3 shall also be reflected on Exhibit A2. Such prices shall be the sole amount payable by NETGEAR for the Products supplied to it by SUPPLIER under this Master Agreement. The Unit Price for each Product will be reviewed on a quarterly basis or as otherwise required by NETGEAR. The prices can be changed only upon mutual agreement of the parties evidenced in writing signed by both parties. All prices shall be in United States dollars and are exclusive of applicable Taxes.

6.2 Equivalent Prices. SUPPLIER represents and warrants that the prices for the Products shall not be less favorable than prices applicable to sales by SUPPLIER to any other customer purchasing like quantities of substantially comparable products. If at any time during the term of this Master Agreement SUPPLIER offers to any other such customer more favorable prices and terms, SUPPLIER shall immediately offer to sell the Products to NETGEAR at equivalent prices and terms offered to such other customer. Additionally, if a lower price has been provided to another customer, then SUPPLIER will apply this lower price retroactively to NETGEAR consistent to the date that the lower price was first provided to the other customer.

6.3 Costs Reductions. NETGEAR expects material cost reductions to be pursued aggressively by SUPPLIER. Upon NETGEAR's request, SUPPLIER shall review with NETGEAR on a quarterly basis the costs associated with manufacturing each Product and SUPPLIER agrees to reduce the price of the Products in accordance with any costs reductions realized as a result of reviews. In certain cases, NETGEAR may be able to assist in component supply negotiations. If NETGEAR is able to assist SUPPLIER in obtaining component price reductions, such reductions shall be passed through to NETGEAR in its entirety through a price reduction.

6.4 Costed Bill of Materials. On a quarterly basis, SUPPLIER shall provide to NETGEAR a value chain analysis for the Products that shall consist of a complete costed bill of materials including, but not limited to, all component costs, labor costs, overhead costs, freight, duty, profit, SG&A, and warranty. Costed bills of materials will be provided to NETGEAR on the fifteenth (15th) day of the second (2nd) month of each calendar quarter. For new products and new projects, costed bills of materials will be provided along with quotations.

6.5 Non-Recurring Engineering Costs. Non-recurring engineering costs ("NRE"), if any, shall be borne by the parties in accordance with the schedule set forth in Exhibit E.

6.6 Payment. For all Purchase Orders fulfilled by SUPPLIER, payment will be made within [*] from the date of NETGEAR's receipt of the Product invoice. Unless the parties agree otherwise, all payments will be made in U.S. currency. In the event taxes are required to be withheld by any foreign taxing entity on payments due SUPPLIER, NETGEAR will deduct such taxes from any amount owed SUPPLIER and pay them to the appropriate taxing authority. NETGEAR will provide SUPPLIER a receipt for such taxes.

6.7 Taxes. Subject to Section 6.6, SUPPLIER shall pay or reimburse NETGEAR for all Taxes paid or payable by SUPPLIER or NETGEAR which are accrued or assessed during the term of this Master Agreement whether against SUPPLIER or NETGEAR, relating to this Master Agreement.

6.8 Right to Offset. NETGEAR shall have the right to offset any payments that its owes to SUPPLIER under this Section 6 against any payments outstanding and payable by SUPPLIER hereunder.

7.       AUDIT RIGHTS

SUPPLIER agrees to keep and maintain, for a period of two (2) years after the end of the year to which they pertain, complete and accurate records of the Products purchased by NETGEAR. Upon three (3) days prior notice, NETGEAR shall have the right, exercisable not more than once every twelve (12) months, to appoint an independent accounting firm, at NETGEAR's expense, to examine such books, records, and accounts during SUPPLIER's normal business hours to verify the actual cost compared to costed bills of materials submitted to NETGEAR by SUPPLIER. SUPPLIER shall fully cooperate with such audit, and grant all required assistance and access to records, materials and equipment thereof relate to the Products purchased by NETGEAR. The auditor shall not disclose any of SUPPLIER's Confidential Information to NETGEAR except as related to any non-compliance with this Master Agreement.

8.       OWNERSHIP OF INTELLECTUAL PROPERTY

8.1 Ownership of Rights in and to SUPPLIER Proprietary Technology. NETGEAR acknowledges SUPPLIER's exclusive right, title and interest in and to any and all Intellectual Property Rights embodied in or pertaining to SUPPLIER proprietary technology that has been developed by SUPPLIER at its own expense without any involvement of NETGEAR or NETGEAR Proprietary Technology and that, except as specified in this Master Agreement, NETGEAR shall acquire no rights whatsoever in or to any of such Intellectual Property Rights. SUPPLIER reserves all rights and licenses to such SUPPLIER proprietary technology not specifically granted to NETGEAR hereunder.

8.2 Ownership of Rights in and to NETGEAR Proprietary Technology. SUPPLIER acknowledges NETGEAR's exclusive right, title and interest in and to any and all Intellectual Property Rights embodied in or pertaining to NETGEAR Proprietary Technology and that, except as specified in this Master Agreement, SUPPLIER shall acquire no rights whatsoever in or to any of such Intellectual Property Rights. Without limiting the generality of the foregoing and for the avoidance of any doubt, SUPPLIER further acknowledges and agrees that any software developed by NETGEAR in support of the Products shall be owned exclusively by NETGEAR and SUPPLIER shall acquire no rights whatsoever in or to any Intellectual Property Rights associated with such software. SUPPLIER shall not utilize any of NETGEAR Proprietary Technology for any purpose whatsoever, except as authorized herein, and shall not take any action which may, in the reasonable opinion of NETGEAR, adversely affect or impair NETGEAR's rights, title and interests in and to NETGEAR Proprietary Technology. NETGEAR reserves all rights in and to NETGEAR Proprietary Technology not specifically granted to SUPPLIER hereunder.

8.3 Ownership of Rights in and to the Work Products. Ownership of any and all Intellectual Property Rights embodied in or pertaining to the Work Products shall be as set forth in Section 3 of Exhibit D.

8.4 Ownership of Rights in and to Other Technology and Materials. NETGEAR shall own exclusive right, title and interest in and to any and all Intellectual Property Rights embodied in or pertaining to any software, hardware, industrial design, specifications, and other technology and materials developed by SUPPLIER at NETGEAR's request or expense, or with any involvement of NETGEAR Proprietary Technology ("Other Technology and Materials"). SUPPLIER hereby irrevocably transfers, conveys and assigns to NETGEAR, and agrees to transfer, convey and assign to NETGEAR, in perpetuity all right, title, and interest in the Other Technology and Materials, including without limitation, all Intellectual Property Rights with respect thereto. [*]. SUPPLIER hereby irrevocably designates and appoints NETGEAR and its duly authorized officers and agents as its agents and attorneys-in-fact, to act in its behalf and instead of SUPPLIER, to execute and file any such application, and to do all other lawfully permitted acts to further the prosecution and issuance of Intellectual Property Rights for the Other

Technology and Materials thereon with the same legal force and effect as if executed by SUPPLIER. This power of attorney shall be deemed coupled with an interest and shall be irrevocable.

8.5 NETGEAR's License to the Supporting Software. SUPPLIER agrees to grant and hereby grants to NETGEAR a license to the Supporting Software on the terms and conditions specified in Exhibit B.

8.6 Protection of NETGEAR's Introduction of Partner Technology and Engineering Expertise. NETGEAR may introduce its partners' technology to SUPPLIER in order to integrate such technology into the Products. If such an introduction occurs, the parties acknowledge and agree that SUPPLIER shall not share [*].

9.       TRADEMARK LICENSE

Subject to the terms and conditions of this Master Agreement, NETGEAR hereby grants to SUPPLIER, and SUPPLIER hereby accepts, a limited, non-transferable right and license to utilize the Marks solely in conjunction with its obligations under this Master Agreement. SUPPLIER hereby acknowledges and agrees that it shall acquire no rights whatsoever with respect to any of the Marks and SUPPLIER shall not utilize any of the Marks in connection with any products it creates for itself or any third parties. The use, placement, type, style and size of such Marks shall be in accordance with the Label and Packing Specifications. Upon NETGEAR's request, SUPPLIER shall provide NETGEAR with samples of the Products containing the Marks for NETGEAR's quality control purposes.

10.      CONFIDENTIALITY

10.1 Confidential Information. The parties agree that for the purpose of this Master Agreement confidential information shall mean and include any and all data and information not in the public domain, relating to, or contained or embodied in, the business, affairs, products or services of either party ("Confidential Information"). Data and information shall be considered to be Confidential Information if (i) the disclosing party has marked them as such,
(ii) the disclosing party, orally or in writing, has advised the receiving party of their confidential nature, or (iii) due to their character or nature, a reasonable person in a like position and under like circumstances would treat them as secret and confidential. Confidential Information does not include, for purposes of this Master Agreement, material or information that: (a) is already, or otherwise has become, generally known by third parties as a result of no act or omission of the receiving party; (b) subsequent to disclosure hereunder was lawfully received from a third party having the right to disseminate the information and without restriction on disclosure; (c) was already known by the receiving party prior to receiving it from the disclosing party and was not received from a third party in breach of that third party's obligations of confidentiality; or (d) was independently developed by the receiving party without use of Confidential Information of the disclosing party.

10.2 Obligation. Each party will maintain the confidentiality of the other party's Confidential Information and will not disclose such Confidential Information other than to its own employees, employees of its Affiliates, its attorneys, auditors and accountants, consultants, contractors and subcontractors who are bound by their own confidentiality agreements that by their terms apply to and cover the other party's Confidential Information and are at least as protective with respect to such Confidential Information as this Section 10. The confidentiality provisions of this Master Agreement shall continue for three (3) years following the expiration or termination of this Master Agreement.

10.3 Return of Confidential Information. Upon the expiration or termination of this Master Agreement, at the request of either party, the receiving party will cease all use of the disclosing party's Confidential Information and will promptly destroy or return to the disclosing party all such Confidential Information in tangible form and all copies thereof in that party's possession or under its control, and will destroy all copies thereof on its computers, disks and other digital storage devices. NETGEAR's compliance with this Section
10.3 shall be subject to its and its End Users' ability to continue to use the Products provided under this Master Agreement. Upon request, a receiving party will certify in writing its compliance with this Section 10.3.

11.      REPRESENTATIONS AND WARRANTIES

11.1     SUPPLIER represents and warrants on an ongoing basis that:

         11.1.1 NETGEAR will acquire good and marketable title to the Products, and that all Products will be free and clear of all liens, claims, encumbrances and other restrictions;

         11.1.2 All Products will be new and unused unless NETGEAR requests Refurbished Products in writing. If NETGEAR requests Refurbished Products, the Refurbished Products will be provided to NETGEAR clearly marked as such and will be discounted as agreed by the parties in writing;

         11.1.3 All Products will be free from defects in design, materials and workmanship, and will perform in conformance with SUPPLIER's Product specifications and specifications provided by NETGEAR in Exhibit A3 for [*] from the date of delivery to NETGEAR unless a greater warranty period is stated in documents accompanied by the Products. The foregoing warranty extends to any Product which was properly used for its intended purpose and does not cover the Product which was modified without SUPPLIER's approval or which was misused or subjected to unusual physical stress;

         11.1.4 It has all the necessary rights and licenses in, and to, the Products necessary to allow NETGEAR to resell and sublicense the Products without restriction or additional charge; and

         11.1.5 The Products do not infringe any third party's Intellectual Property Rights.

11.2 On-Going Quality Assurance. SUPPLIER will follow good manufacturing practices (equivalent to IPC Class II for electrical assembly) utilizing materials, techniques, and procedures, which conform to industry standards. SUPPLIER shall comply and shall use suppliers in its manufacturing process which comply with the requirements of ISO 9000 and CE Mark standards, and all other applicable global standards including any requested by NETGEAR in Exhibit A3. Without limiting the generality of the foregoing, SUPPLIER represents that it has and shall maintain ISO 9000 certification. SUPPLIER shall monitor, test and assure the quality of the Products in accordance with Exhibit G (Quality Procedures/On-Going Reliability Testing).

11.3 Non-Conforming Product. If NETGEAR determines that any Product does not conform to the foregoing warranties ("Non-Conforming Product(s)"), NETGEAR will promptly notify SUPPLIER of any Non-Conforming Product in order to obtain a return materials authorization number ("RMA"). SUPPLIER will issue a RMA within twenty-four (24) hours of notification. Upon NETGEAR's receipt of a RMA, NETGEAR will (i) cause the return of the Non-Conforming Product to SUPPLIER's facility or to such other location specified by SUPPLIER, and (ii) issue a credit memorandum in the amount of the then-current Purchase Order price for such Non-Conforming Products (such amount shall be applied towards subsequent purchase price payables for the Products). All such Non-Conforming Products will be shipped by NETGEAR to SUPPLIER at SUPPLIER's risk and expense, including packing and freight charges to and from SUPPLIER, and SUPPLIER will reimburse NETGEAR for any reasonable costs incurred by NETGEAR with respect to the same. Upon NETGEAR's request, SUPPLIER will, at its own cost and expense, (a) test the returned Non-Conforming Products for defects, (b) repair/refurbish the returned Non-Conforming Products that prove to be defective during testing; provided that SUPPLIER shall have the discretion to determine whether to dispose/scrap defective Non-Conforming Products, and (c) repackage the Non-Conforming Products that have been tested and repaired/refurbished. If, within [*] after SUPPLIER's carrier receives the returned Non-Conforming Products, SUPPLIER tests, repairs (if necessary), and repackages such returned products ("Refurbished Products"), then NETGEAR will repurchase such Refurbished Products at [*] of the then-current Purchase Order price for such products. If SUPPLIER does not complete such testing, repair (if necessary) and repacking within such [*] period, NETGEAR shall not be obligated, but shall have the right and option, to repurchase the Refurbished Products at [*] of the then-current Purchase Order price for such products. In recognition of SUPPLIER's efforts with respect to the RMA program described herein, the Purchase Order price for Products ordered by NETGEAR after NETGEAR's repurchase of Refurbished Products shall be increased by a certain percentage to be mutually agreed upon between the parties in writing. Any such increase shall be based, in part, on NETGEAR's historic return rate and defect rates for the Products. These remedies are in addition to any others that may be provided by this Master Agreement or by law.

11.4 Out-of-Warranty Repair. Upon request of NETGEAR, SUPPLIER shall repair or replace out-of-warranty Products for a period of two (2) years after the last date of production, following the RMA procedures, at a charge to NETGEAR as set forth in the price schedule in Exhibit A2. Upon such request, NETGEAR shall provide SUPPLIER with a detailed description of the defect.

11.5 EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS MASTER AGREEMENT, SUPPLIER GRANTS NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH ANY PRODUCT SOLD BY SUPPLIER UNDER THIS MASTER AGREEMENT.

12.      EPIDEMIC PROBLEMS AND SAFETY

12.1 Epidemic Failures. In the event of Epidemic Failure of the Products, SUPPLIER agrees to compensate NETGEAR for all costs and expenses (inside the warranty period) caused by Epidemic Failure. If an Epidemic Failure occurs, NETGEAR will notify SUPPLIER, and the parties will cooperate in good faith to promptly conduct analyses of the Epidemic Failure and develop a recovery plan, which may include a preventive action plan if appropriate to correct the Epidemic Failure (the "Recovery Plan"). SUPPLIER shall bear the cost of implementing the Recovery Plan unless otherwise agreed by NETGEAR, including the cost of airfreight for the Products in need of repair to, and from, NETGEAR's End Users' locations. The parties will use reasonable efforts to minimize the costs associated with the Recovery Plan without compromising NETGEAR's ability to aggressively respond to End Users' needs. If the parties are unable to promptly agree on a Recovery Plan to correct an Epidemic Failure, NETGEAR may implement its own recovery plan which it deems reasonable under the circumstances, and SUPPLIER will reimburse NETGEAR for reasonable repair depot expenses (including, but not limited to, equipment and material, labor, test, design, product replacements, two-way transportation, packing, handling, etc.) and all other direct costs incurred by NETGEAR implementing the Recovery Plan associated with the Epidemic Failure. NETGEAR may at its discretion offset any such expenses and other direct costs against the amounts payable by NETGEAR to SUPPLIER hereunder.

12.2 Product Safety. In the event either SUPPLIER or NETGEAR becomes aware of any information which reasonably supports a conclusion that a hazard may exist in any Product and the defect could cause death or bodily injury to any person or property damage ("Hazard(s)"), the party becoming aware of this information shall notify the other party of the Hazard. Whenever possible, notification to the other party shall precede notice to any governmental agency, unless required by law. SUPPLIER and NETGEAR shall promptly exchange all relevant data and then, if practical, as promptly as possible, meet to review and discuss the information, tests, and conclusions relating to the alleged Hazard. At this meeting, the parties shall discuss the basis for any action, including a recall, and the origin or causation of the alleged Hazard. SUPPLIER shall be responsible for the costs affecting a recall including, but not limited to, the reasonable and actual out-of-pocket costs to NETGEAR directly related to the recall provided that NETGEAR uses reasonable efforts to mitigate SUPPLIER's damages. Each party shall, on request, provide to the other reasonable assistance in: (i) determining how best to deal with the Hazard; and (ii) preparing for, and making any presentation before, any governmental agency, which may have jurisdiction over Hazards involving the Products.

13.      INDEMNIFICATION

13.1 SUPPLIER agrees to defend (or at its option settle), indemnify and hold harmless NETGEAR and its Affiliates, respective directors, officers, employees, agents, End Users and distributors from and against any and all legal claims, actions, demands, proceedings, judgments, authorized settlements, costs and expenses, including, without limitation, attorney's fees, arising out of or in connection with any alleged or actual:

         13.1.1 infringement by SUPPLIER or a Product of any copyright, patent, trademark, trade secret or other Intellectual Property Rights of any third party;

         13.1.2 claim by a third party that a Product provided under this Master Agreement has caused bodily injury (including death) or has damaged real or tangible personal property;

         13.1.3 breach of any of SUPPLIER's warranties contained in this Master Agreement;

         13.1.4 claim arising out of or relating to SUPPLIER's provision of Products whether repaired or not that contain used or refurbished parts that are not clearly and conspicuously labeled as such; and

         13.1.5 any violation by SUPPLIER of any governmental laws, rules, ordinances or regulations.

13.2 In the event of any such claims, NETGEAR shall: (i) promptly notify SUPPLIER of such claims; (ii) tender to SUPPLIER the right to defend such claims provided, however, that NETGEAR shall have the right to participate in such defense with its own counsel and at its own expense; and (iii) cooperate with SUPPLIER in the defense thereof at SUPPLIER's expense. SUPPLIER shall not settle any such claims without NETGEAR's consent.

13.3 In addition to SUPPLIER's obligations and liabilities above, if an infringement claim is made by a third party with respect to a Product, SUPPLIER shall use its best efforts to, as agreed upon by the parties, (i) procure for NETGEAR the right to continue to use and market the Product, (ii) modify the Product so that it is no longer infringing, or (iii) replace the Product with a non-infringing Product. If the parties determine that none of these alternatives is feasible, NETGEAR will, in addition to any remedies available to it under this Master Agreement, at law and equity, return any affected Products for a full refund of the purchase price.

14.      LIABILITY

UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCLUDING LOSS OF REVENUE OR LOST PROFITS HEREUNDER, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES BY REASON OF ANY PERFORMANCE OR NON-PERFORMANCE UNDER THIS MASTER AGREEMENT. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SPECIFICALLY REFERRED TO IN THIS MASTER AGREEMENT AND CLAIMS FOR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, A PARTY'S TOTAL LIABILITY UNDER THIS MASTER AGREEMENT (REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT) SHALL NOT EXCEED THE GREATER OF: [*].

[*].

15.      TERM, RENEWAL AND TERMINATION

15.1 Initial Term. This Master Agreement will be effective on the Effective Date and will remain in effect for three (3) years thereafter unless renewed or terminated in accordance with the terms of this Section 15.

15.2 Renewal. This Master Agreement will renew automatically for successive one
(1) year periods after the initial term unless either party gives the other party notice of intent to terminate at least ninety (90) days prior to the renewal date of the then-current term or period.

15.3     Termination.

         15.3.1 If either party is in breach of any material obligation under this Master Agreement and such breach remains uncured for a period of thirty
(30) days after written notice thereof from the other party, then the other party may, by written notice, terminate this Master Agreement thirty (30) days after delivery of such written notice.

         15.3.2 Notwithstanding anything in this Master Agreement to the contrary, either party has the right to terminate this Master Agreement immediately, upon written notice to the other party, if the other party's breach of any material obligation of this Master Agreement causes the non-breaching party to be in violation of any applicable law, rule, regulation or order and that breach cannot be cured or rectified within ten (10) days without subjecting the non-breaching party to liability.

         15.3.3 This Master Agreement will terminate automatically, without prior notice, upon the insolvency or bankruptcy of either party, the inability of either party to pay its debts as they fall due or upon the appointment of a trustee or receiver or the equivalent for either party, or upon the institution of proceedings relating to dissolution, liquidation, winding up, bankruptcy, insolvency or the relief of creditors.

15.4     Effect of Termination.

         15.4.1 Upon termination of this Master Agreement, SUPPLIER shall expedite delivery of the Products under Purchase Orders for which it has submitted acknowledgements.

         15.4.2 Upon termination of this Master Agreement, all licenses granted under this Master Agreement and sublicenses granted by NETGEAR to the End Users shall remain in effect, provided that and so long as such End Users are not in default of their license agreements. At NETGEAR's option and request, SUPPLIER shall continue to provide maintenance support to NETGEAR and its End Users at SUPPLIER's prevailing rates for a minimum of one (1) year after termination or expiration of this Master Agreement.

         15.4.3 In addition to all other rights and remedies NETGEAR may have including, but not limited to, those under this Master Agreement and in law and in equity, in the event NETGEAR terminates this Master Agreement for a material breach by SUPPLIER, NETGEAR may obtain products similar to the Products, at volumes consistent with NETGEAR's rolling three (3) month forecasts, in a commercially reasonable manner and upon commercially reasonable terms, and SUPPLIER shall reimburse NETGEAR upon demand for any reasonable premium that NETGEAR paid for such substitute products; provided however that SUPPLIER's entire obligation under this section shall be for ninety (90) days from the date of termination.

         15.4.4 Upon termination or expiration of this Master Agreement, SUPPLIER shall cease all use of NETGEAR Proprietary Technology and shall promptly return to NETGEAR all such NETGEAR Proprietary Technology.

         15.4.5 The following provisions shall survive any termination or expiration of this Master Agreement: Sections 7, 8, 10, 11, 13, 14, 15, 16, 20, 21, 23 and 24.

16.   ESCROW OF TECHNOLOGY - BREACH BY SUCCESSOR IN INTEREST

16.1 Change of Control. SUPPLIER agrees to promptly disclose in writing to NETGEAR if there is a Change of Control of SUPPLIER. SUPPLIER represents that as of the Effective Date it is not in current negotiations with any third party that might result in the Change of Control. In the event of a Change of Control of SUPPLIER, NETGEAR shall have the right to immediately terminate this Master Agreement upon written notice to SUPPLIER.

16.2 Escrow. Prior to any Change of Control, SUPPLIER shall place in escrow all technology, documentation and other information relating to the Products necessary or appropriate to enable a reasonably skilled party to manufacture and test the Products which will comply with specifications and warranties described in this Master Agreement, such information shall include, but not be limited to, the product specifications, design and manufacturing documentation, fixtures documentation and test codes, parts, firmware lists and schematics, functional descriptions, test vector files, design specifications relating to the ASIC and source code listings for each Product it sells to NETGEAR ("SUPPLIER Proprietary Information"). Such escrow shall be established with a mutually acceptable third party agent with instructions to release SUPPLIER Proprietary Information to NETGEAR in the event NETGEAR notifies the escrow agent that the successor in interest to SUPPLIER has breached and fails and refuses to perform under this Master Agreement. The parties shall develop specific instructions to the escrow agent shortly after the execution of this Master Agreement but in no event later than forty five (45) days following the Effective Date. [*].

16.3 License. Upon receiving SUPPLIER Proprietary Information from escrow, NETGEAR and its Affiliates shall have a non-exclusive, worldwide, non-transferable, royalty free, license to copy and use SUPPLIER Proprietary Information under all of SUPPLIER's patents, issued or which may be issued, and all of SUPPLIER's copyrights, trade secrets embodying inventions and improvements reflected or contained in the Products and SUPPLIER Proprietary Information, to make, have made, modify, use, sell maintain, support and service, solely under NETGEAR's brand name, the Products purchased from SUPPLIER under this Master Agreement. NETGEAR is authorized to contact existing SUPPLIER's suppliers and they are authorized to provide NETGEAR with access to the existing tooling and documents necessary to build SUPPLIER tooling, at the expense of NETGEAR. NETGEAR shall also have the right to acquire any custom ASICs used in the Products directly from SUPPLIER's manufacturers at SUPPLIER's prices. SUPPLIER agrees that upon NETGEAR's request, it will provide prompt written authorization to such SUPPLIER's suppliers and manufacturers if so needed.

16.4 Access. NETGEAR shall restrict access to all SUPPLIER Proprietary Information to employees and third parties with a need to know and shall protect all SUPPLIER Proprietary Information in the same manner it protects its own proprietary information of a like kind and nature. At such time as the successor in interest indicates that it will perform under this Master Agreement, both parties shall negotiate in good faith to reach an agreement regarding the terms of such continuation of the Master Agreement and upon execution of such written agreement, NETGEAR shall cease to use and return SUPPLIER Proprietary Information and the license to use such information shall terminate.

17.   COMPONENT SHORTAGES AND LONG LEAD-TIME

17.1 Component Shortages. In the event that component parts or supplies necessary to create or repair the Products (the "Raw Materials") become short in supply, SUPPLIER agrees to allocate all Raw Materials which are available to it to fill Purchase Orders for the Products and perform warranty repairs on the Products. Except for priority allocations of Raw Materials required pursuant to government contracts which are in place as of the Effective Date of this Master Agreement, SUPPLIER shall allocate Raw Materials to NETGEAR in the proportion of Purchase Orders placed during the previous calendar quarter. SUPPLIER agrees to cooperate with NETGEAR in identifying all Raw Materials which are likely to be in short supply and/or which have long lead times. Upon receipt of each Purchase Order from NETGEAR, SUPPLIER agrees to diligently and promptly analyze its Raw Materials inventory and projected needs to avoid shortages, and to notify NETGEAR promptly upon learning of a shortage.

17.2 Long-Lead-Time Part Requirements. SUPPLIER shall purchase long lead-time components in support of NETGEAR forecasts and Purchase Orders. Long lead-time components are to be purchased according to the lead-time for the part and to a schedule that supports the new product introduction schedule or in support of the monthly rolling forecast. SUPPLIER will immediately notify NETGEAR of the need for "risk buys" in support of new product introductions.

18.   END OF LIFE AND SPARES

18.1 End-of-Life Purchases. In the event of termination or expiration of this Master Agreement, NETGEAR will be entitled, at its option, to place a non-cancelable Purchase Order for a "life cycle purchase" of the Products within fifteen (15) days after the effective date of such termination or expiration, for delivery within one hundred and eighty (180) days after the effective date of termination or expiration of this Master Agreement. NETGEAR agrees to give SUPPLIER two (2) month's advance notice of "end of life" Products and SUPPLIER agrees to promptly notify NETGEAR of any potential issues, concerns or exposures with the "end of life" plan for such Products.

18.2 Availability of Spares. SUPPLIER shall make available to NETGEAR spare, replacement, and maintenance parts including customized parts, necessary to enable NETGEAR to support the Products for a period of at least five (5) years after the date of the last delivery of the Products to NETGEAR. SUPPLIER will make these parts available to NETGEAR at the discounted prices set forth in Exhibit A2.

19.   PRODUCT CHANGES

19.1 Engineering Change. In case of an engineering change which impacts form, fit, function, safety or environmental compliance of the Product ("Engineering Change"), SUPPLIER shall submit an Engineering Change notice to NETGEAR at least thirty (30) days prior to such change for review and approval, with such approval not to be unreasonably withheld by NETGEAR. The Engineering Change notice will include a summary of the expected impact of any such planned change on the above listed characteristics of the Products and the expected financial impact to NETGEAR, if any. SUPPLIER shall not perform any Engineering Change without NETGEAR's prior written approval. If the change is accepted by NETGEAR and is other than an emergency deviation, the effective date thereof will be established by SUPPLIER but in no event will such effective date be earlier than thirty (30) days after the date of acceptance of the change by NETGEAR. Where the change is an emergency deviation, an effective date of not more than thirty
(30) days after the date of acceptance of the change by NETGEAR will be set by mutual agreement of the parties.

19.2 Engineering Change Requested by NETGEAR. When an Engineering Change to the Products is desired by NETGEAR, NETGEAR shall provide SUPPLIER applicable documentation, specifications and the requested effective date of such engineering change. SUPPLIER shall use reasonable efforts to respond within ten
(10) working days, advising NETGEAR as to: (i) implementation and the effective date of such change; (ii) associated costs; and (iii) the impact of the change upon the existing Product pricing, if any.

19.3 Mandatory Changes. SUPPLIER may issue mandatory changes, which are changes required to satisfy governmental standards or for safety ("Mandatory Changes"). If possible, SUPPLIER will provide NETGEAR with ninety (90) days prior written notice of Mandatory Changes prior to implementing such changes; if ninety (90) days notice is not possible, SUPPLIER shall notify NETGEAR promptly. If Mandatory Changes must be installed on the Products already delivered to NETGEAR, SUPPLIER will provide at both parties' expense, all necessary materials, reasonable labor and instructions.

19.4 Retrofit. In the event a change to the Products is made for safety or health-related reasons, SUPPLIER shall retrofit NETGEAR's existing inventory of such Products free of charge, with such retrofit being limited to the replacement of the specific item that is deemed to be the cause of the retrofit.

20.   REGULATORY COMPLIANCE

20.1 SUPPLIER is responsible for obtaining and maintaining all necessary U.S. and foreign regulatory approvals for the Products. Additionally, SUPPLIER will assist NETGEAR in addressing problems with the Products that contribute to NETGEAR system's failure to meet any regulatory requirement due to the Products being integrated into the NETGEAR systems.

20.2 Since NETGEAR transacts business with the United States government, SUPPLIER shall also comply with applicable laws and Federal Acquisition Regulations ("FARs") including, but not limited to: (i) FAR 52.222-26 "Equal Opportunity"; (ii) FAR 52.222-35 "Affirmative Action for Special Disabled and Vietnam Era Veterans"; and (iii) FAR 52.222-36 "Affirmative Action for Handicapped Workers".

20.3 In addition, SUPPLIER represents and warrants that it will comply with all applicable requirements of 33 U.S.C. Section 1251 "Federal Water Pollution Control Act" and 42 U.S.C. Section 7401 "Clean Air Act." SUPPLIER further represents and warrants that none of the items listed in paragraph (a) of FAR 52.209-5 exists with respect to SUPPLIER or any SUPPLIER's "principals" as that term is defined by FAR 52.209-5. SUPPLIER represents and warrants that it will comply with the prohibition on the use of convict labor as set forth in FAR
52.222.3 "Convict Labor".

21.   IMPORT AND EXPORT COMPLIANCE

21.1 Country of Origin. SUPPLIER will certify to, and mark the Products and packaging with, the country of origin for each Product so as to satisfy the requirements of customs authorities of the country of receipt and any applicable laws. If any Products are imported, SUPPLIER will, at NETGEAR's request, either:
(i) allow NETGEAR to be the importer of record; or (ii) provide NETGEAR with any documents required to prove importation and to transfer duty drawback rights to NETGEAR.

21.2 Export Control. SUPPLIER shall comply strictly with all export control laws and regulations of the United States and any other applicable laws and regulations, and shall not export, re-export, transfer, divert or disclose any such Products or Confidential Information, or any direct product thereof, to any destination restricted or prohibited by applicable export control laws, or to any national or resident thereof. SUPPLIER's obligations under this Section 21.2 shall survive the termination of this Master Agreement for any reason whatsoever.

22.   INSURANCE

SUPPLIER follows Taiwan Labor Insurance Law, Employment Insurance Law, Occupational Accident Labor Protection Law, Labor Standards Law and has additional Commercial Insurance.

23.   GOVERNING LAW AND DISPUTE RESOLUTION

23.1 General. Before either party initiates a lawsuit against the other relating to this Master Agreement, the parties agree to work in good faith to resolve between them all disputes and claims arising out of, or relating to, this Master Agreement, the parties' performance under it, or its breach. To this end, either party may request, after informal discussions have failed to resolve a dispute or claim, that each party designate an officer or other authorized representative to meet in good faith and attempt to resolve the dispute or claim. During their discussions, each party will honor the other's reasonable requests for information relating to the dispute or claim with the understanding that neither party will be required to turn over any attorney work product or information protected by attorney client privilege or similar legal privileges.

23.2 Dispute Resolution. Subject to Section 23.1, all disputes shall be resolved by the federal and state courts of the State of California. SUPPLIER hereby specifically consents to the exercise of personal jurisdiction by such courts and hereby agrees that any such court shall be a proper forum for the determination of any dispute arising hereunder.

23.3 Governing Law. This Master Agreement and any disputes arising out of, or relating to, this Master Agreement shall be governed by laws of the State of California, excluding conflict of law principles and excluding the United Nations Convention on Contracts for the International Sale of Goods.

23.4 Injunctive Relief. Either party may, at its sole discretion, seek injunctive relief in any court of competent jurisdiction (including but not limited to preliminary injunctive relief). SUPPLIER acknowledges that NETGEAR has a vital interest in enjoining any unauthorized use or violation of its Intellectual Property Rights or Confidential Information, because damages would not adequately compensate NETGEAR for any infringement or violation thereof.

23.5 Legal Expenses. The prevailing party in any court proceeding brought by one party against the other party because of a dispute shall be entitled to recover its legal expenses, including, but not limited to, the court fees and reasonable attorneys' fees.

24.   GENERAL

24.1 Assignment and Subcontracting. Neither party shall have the right or the power to assign any of its rights, or delegate the performance of any of its obligations, under this Master Agreement without the prior written consent of the other party, except: (i) to an Affiliate of such party; or (ii) in connection with the sale of all or substantially all of the assets of such party or such party's business unit or Affiliate that is principally responsible for such party's performance hereunder. SUPPLIER may not subcontract its obligations hereunder without the prior written consent of NETGEAR, which shall not be unreasonably withheld.

24.2 Independent Contractors. In the exercise of their respective rights, and the performance of their respective obligations under this Master Agreement, the parties are, and shall remain, independent contractors. Nothing in this Master Agreement shall be construed (i) to constitute the parties as principal and agent, franchisor and franchisee, partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (ii) to authorize either party to enter into any contract or other binding obligation on the part of the other party hereto, and neither party shall represent to any other person, firm, corporation or other entity that it is authorized to enter into any such contract or other obligation on behalf of the other party hereto.

24.3 Severability. If and to the extent any provision of this Master Agreement is held illegal, invalid or unenforceable in whole or in part under applicable law, such provision or such portion thereof shall be ineffective as to the jurisdiction in which it is illegal, invalid or unenforceable to the extent of its illegality, invalidity or unenforceability and shall be deemed modified to the extent necessary to conform to applicable law so as to give the maximum effect to the intent of the parties. The illegality, invalidity or unenforceability of such provision in that jurisdiction shall not in any way affect the legality, validity or enforceability of such provision or of any other provisions of this Master Agreement in any other jurisdiction.

24.4 No Waiver. The failure of either party to assert any of its rights hereunder, including, but not limited to, the right to terminate this Master Agreement in the event of breach or default by the other party, shall not be deemed to constitute a waiver by that party of its right thereafter to enforce each and every provision of this Master Agreement in accordance with their terms.

24.5 Non-Exclusivity. Nothing in this Master Agreement will prevent or restrict NETGEAR from entering into agreements for the provision of products of the same or similar nature as those provided under this Master Agreement with any third party.

24.6 Force Majeure. Neither party shall be deemed to be in default of or to have breached any provision of this Master Agreement as a result of any delay, failure in performance, or interruption of service resulting directly or indirectly from acts of God, acts of war, strikes or other labor disputes, telecommunications or power failures, fires, or other catastrophes or any other circumstances beyond the party's reasonable control.

24.7 Counterparts. This Master Agreement may be executed in two (2) copies, each of which shall be deemed an original and all of which together shall constitute one and the same Master Agreement.

24.8 Publicity. The parties agree that the existence and terms of this Master Agreement shall constitute Confidential Information. Notwithstanding the above, either party may disclose the existence and relevant terms to any of its Affiliates or agents who may exercise certain of that party's rights under this Master Agreement. Each party and their representative shall not issue or cause to be issued publication of any press release, public announcement of other public statement with respect to the transactions contemplated by this Master Agreement without the prior written consent of the other party. SUPPLIER will not use the name of NETGEAR or quote the opinion of any NETGEAR employee in any advertising or otherwise without first obtaining the prior written consent of NETGEAR; such consent shall not be unreasonably withheld.

24.9 Notices. All notices, reports and other communications between the parties relating to this Master Agreement will be sent by overnight courier or by facsimile, addressed as follows:

            If to NETGEAR:

            NETGEAR, Inc.
            4500 Great America Parkway
            Santa Clara, CA  95054

            Attention:  Michael F. Falcon
            Cc:  CFO

            If to SUPPLIER:

            Z-Com, Inc.
            7F-2, No. 9, Prosperity Rd. II, Science Based Industrial Park Hsinchu, Taiwan, R.O.C.

            Attention:  George Shen
            Cc:  CEO

All notices, reports and other communications will be deemed received: (i) if sent by overnight courier, twenty-four (24) hours after delivery to the courier; and (ii) if sent by facsimile, at the date and time of transmission.

24.10 Subject Headings. The subject headings of this Master Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any provision of this Master Agreement.

24.11 Entire Agreement. This Master Agreement, including all Exhibits selected therein, shall constitute the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous and contemporaneous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

                                   EXHIBIT A1
                                 PURCHASE ORDER
                               Version US11/07/02

The rights and obligations of the parties under this Purchase Order are defined by the Master Purchase Agreement between NETGEAR and SUPPLIER of April 18, 2003 [EFFECTIVE DATE OF THE MASTER PURCHASE AGREEMENT] including all Exhibits referenced therein (the "Master Agreement"). Except as specified in the Master Agreement, this Purchase Order or in a separate writing duly signed by authorized representatives of both parties, no other terms and conditions shall be applicable with respect to the Products covered by this Purchase Order and any other terms and conditions are hereby expressly rejected.

                                   EXHIBIT A2
                        PURCHASE PRICE AND SERVICES FEES
                               Version US11/07/02

                                   EXHIBIT A3
                  PRODUCTS, PRODUCT SPECIFICATIONS AND LEAD TIME
                               Version US11/07/02

1.    PRODUCTS:

2.    PRODUCT SPECIFICATIONS:

3.    LEAD TIME:

Pursuant to Section 5.1 of the Master Agreement, SUPPLIER shall work aggressively to reduce the lead times. The lead time is [*] from the date a Purchase Order is placed by NETGEAR to the date such order is shipped by SUPPLIER provided the order is based on forecast.

THE ON TIME, IS BASED ON TOTAL QUANTITY DELIVERED AGAINST TOTAL QUANTITY COMMITTED + OR - ONE (1) DAY, PERFORMANCE GOAL IN THE UP-COMING YEARS IS AS
FOLLOWS:

Q1'03:  [*]
Q2'03:  [*]
Q3'03:  [*]
Q4'03:  [*]
2003 onwards:  [*]

If SUPPLIER does not meet the lead times and the On Time In Full Delivery Performance goal specified in this Exhibit A3, then it shall be responsible for any and all airfreight charges for delivery of such delayed Products.

                                   EXHIBIT A4
                         NETGEAR PROPRIETARY TECHNOLOGY
                               Version US11/07/02

NETGEAR Proprietary Technology includes, but is not limited to, the following:

1. Any computer software and code that NETGEAR provides, directly or indirectly, for incorporation with or into the Products, and any developments based on such software and code (regardless of the party that created such developments). This includes, without limitation:

      1.1   [*]

2. Any Product specifications that NETGEAR provides, directly or indirectly, for incorporation with or into the Products, and any developments based on such Product specifications (regardless of the party that created such developments). This includes, without limitation, the specifications for:

      2.1   [*]

(For clarification, where pre-existing, publicly available products are included as part of a NETGEAR product specification, such products shall not, by themselves, be considered NETGEAR Proprietary Technology.)

3. The identities or descriptions of the types of any non-public NETGEAR products being researched, developed, manufactured, assembled and/or tested. This includes, without limitation, the identities and descriptions of:

      3.1   [*]
      3.2   [*]

4. Any technology, technical information or know-how that NETGEAR provides, directly or indirectly, relating to Product integration, including, without limitation, technology, technical information, and know-how relating to the integration of third-party technology with or into the Products.

                                    EXHIBIT B
                             SOFTWARE LICENSE TERMS
                               Version US11/07/02

These Software License Terms are part of the Master Purchase Agreement between NETGEAR and SUPPLIER, which incorporates these Software License Terms by reference (the "Master Agreement"). These Software License Terms apply to the extent NETGEAR acquires any Supporting Software under the Master Agreement, pre-installed on the Products or as stand-alone Products. Unless otherwise specified, all capitalized terms used in these Software License Terms shall have the same meanings as in the Master Agreement.

1.    LICENSE GRANT

SUPPLIER hereby grants to NETGEAR, a limited, fully paid-up, non-exclusive, non-transferable right to modify, link, reproduce, make, and market the Supporting Software only for NETGEAR 's products. The Supporting Software sold by NETGEAR should be in the object code type only, without right to modify, link, reproduce, make and market except for back up purpose to be limited at one copy per Supporting Software.

2.    ALL RIGHTS RESERVED

Subject to the rights and licenses granted under the Master Agreement, SUPPLIER reserves all rights in and to the Supporting Software, including title, ownership, Intellectual Property Rights, and any other rights and interests in, and to, the Supporting Software.

3.    NOTICES

NETGEAR shall not remove any product identification, trademark, copyright or other proprietary rights notices from the Supporting Software or Documentation and shall display SUPPLIER's names, logos and notices on each copy of the Supporting Software and Documentation made by NETGEAR.

4.    LICENSE RESTRICTIONS

Notwithstanding any other provisions of the Master Agreement, NETGEAR shall not distribute any Supporting Software or any modification thereof created. NETGEAR only has a right to sublicense the Supporting Software to its customer, and pursuant to its standard end-user license agreement. The Supporting Software cannot be sold alone.

5.    SUPPORTING SOFTWARE WARRANTY AND REPRESENTATIONS

5.1 Warranty Standard. SUPPLIER warrants that during the warranty period described in Section 5.5 (Warranty Period) the Supporting Software will substantially conform to, and operate in accordance with, the applicable Documentation and will be free of any Trap as expressly warranted below ("Conformance") provided, however, that SUPPLIER does not warrant that the Supporting Software will perform uninterrupted or error-free.

5.2 Traps. SUPPLIER further warrants that the Supporting Software shall not have been engineered to contain any timer, clock, counter, trap, virus or other limiting design, disabling code or routine (collectively, a "Trap") that may cause the Supporting Software, Products or any data generated or used by the Products to be erased or become inoperable or inaccessible, or otherwise incapable of being used in the full manner for which they were designed after the occurrence or lapse of any triggering event, and SUPPLIER shall take reasonable measures to ensure that at the time of delivery of the Supporting Software no such Traps are contained in the Supporting Software or Products. The foregoing includes any Trap that is triggered after use or copying of the Supporting Software or any component a certain number of times, or after the lapse of a period of time, or after the occurrence or lapse of any other triggering event or factor.

5.3 Remedies. If the Supporting Software is not in Conformance, and NETGEAR complies with Section 5.5 (Warranty Period), SUPPLIER shall, upon consultation with NETGEAR, either: (i) repair or replace the Supporting Software to achieve Conformance; or (ii) refund to NETGEAR the purchase price for the Products affected by the non-conformance of the Supporting Software.

5.4 Costs. If the Supporting Software is not in Conformance, and NETGEAR complies with Section 5.5 (Warranty Period), SUPPLIER will not charge for any repair, replacement, error identification or correction, or return shipment of the non-conforming Supporting Software and the affected Products.

5.5 Warranty Period. The warranty period for Supporting Software shall be [*] days following delivery to NETGEAR. To make a warranty claim, NETGEAR shall provide, during the warranty period, a written notice describing how the Supporting Software fails to be in Conformance to SUPPLIER.

6.    DISCLAIMER

EXCEPT AS PROVIDED IN SECTION 5 (SUPPORTING SOFTWARE WARRANTY AND
REPRESENTATIONS) OF THESE SOFTWARE LICENSE TERMS, SUPPLIER MAKES NO EXPRESS REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SUPPORTING SOFTWARE.

                                    EXHIBIT C
                           MAINTENANCE SERVICES TERMS
                               Version US11/07/02

These Maintenance Services Terms are part of the Master Purchase Agreement between NETGEAR and SUPPLIER, which incorporates these Maintenance Services Terms by reference (the "Master Agreement"). These Maintenance Services Terms apply if and to the extent NETGEAR acquires Software Maintenance Services or Hardware Maintenance Services (collectively, "Maintenance Services") under the Master Agreement. Unless otherwise specified, all capitalized terms used in these Maintenance Services Terms shall have the same meanings as in the Master Agreement.

1.    SOFTWARE MAINTENANCE SERVICES

1.1 Scope of Services. SUPPLIER will provide to NETGEAR software support and maintenance services as specified in the Documentation and the applicable Purchase Order ("Software Maintenance Services") consisting of help line support and Updates in support of NETGEAR's use of the Supporting Software and customer support in support of End Users' use of the Supporting Software.

1.2 Help Line Support. SUPPLIER will provide to NETGEAR help line support that includes answering any software application specific questions, addressing problems specified in Defect Reports (as defined below in Section 4 of these Maintenance Terms), directing NETGEAR documentation that may answer NETGEAR's questions, clarifying the Documentation and recommending possible training courses. SUPPLIER will provide help line support under either Business Day or Critical 24x7 coverage depending on NETGEAR's selection specified on the applicable Purchase Order. Help line support provided under Business Day coverage will be performed via email and telephone support during the principal service hours of 8 a.m. to 5 p.m. (at NETGEAR's principal place of business) Monday through Friday, excluding U.S. observed holidays. Help line support provided under Critical coverage will be performed via email and telephone support during twenty-four (24) hours a day, seven (7) days per week. Response intervals depend on the selected coverage and are described in the Documentation. In addition to help line support, SUPPLIER's personnel will answer standard usage questions relating to general usability of software issues. General usability of software issues are defined as, but not limited to, non-programming issues, and include general information about the functionality of the Supporting Software.

1.3 Updates. As part of the Software Maintenance Services, SUPPLIER shall make available to NETGEAR Updates without separate charge in addition to applicable standard maintenance and support fees. SUPPLIER shall provide Updates via a website, email or post mail, to be installed by NETGEAR or to be installed remotely by SUPPLIER, depending on the Product. NETGEAR's use of any Updates provided by SUPPLIER shall be governed by the Software License Terms specified in Exhibit B. NETGEAR may obtain Upgrades for additional fees.

1.4 Onsite Support. Per NETGEAR's request, SUPPLIER may provide Software Maintenance Services onsite to resolve a specific problem. For Software Maintenance Services provided onsite, NETGEAR shall pay SUPPLIER's then current rates on a time and materials basis. SUPPLIER's personnel will keep records of all Software Maintenance Services performed onsite ("Services Records"), which shall recite information about the date and type of Software Maintenance Services that were performed, as well as the time of day personnel began performing Software Maintenance Services and the time of day they finished performing Software Maintenance Services that day. The Services Records shall be reviewed and countersigned by NETGEAR's authorized representative on a daily, weekly or monthly basis.

1.5 Limitations and Exclusions. Software Maintenance Services shall not include maintenance or repair (i) resulting from catastrophe, accident, neglect, misuse, fault or negligence of NETGEAR or causes external to the Supporting Software;
(ii) of software or other devices not identified in the Master Agreement; (iii) resulting from NETGEAR's failure to implement Updates; or (iv) resulting from force majeure conditions as stated in Section 24.6 (Force Majeure) of Exhibit A (General Terms). Per NETGEAR's request, SUPPLIER may perform one or more of the above for additional charges at its then current rates.

1.6 Customer Support. SUPPLIER shall provide Level 3 escalation customer support to End Users. SUPPLIER must acknowledge all Level 3 escalations within twenty-four (24) hours of receipt of such escalations. The parties acknowledge that the time required to reach a resolution/solution on the escalations depends on the complexity of the problem involved. SUPPLIER shall, however, provide reasonable resources to work on the escalations and provide updates on progress until a mutually agreed resolution is reached. All information required for the resolution of the escalation will be requested from End Users by NETGEAR. SUPPLIER shall not interact with End Users unless specifically authorized by NETGEAR.

2.    HARDWARE MAINTENANCE SERVICES

2.1 Scope of Services. SUPPLIER will provide to NETGEAR hardware maintenance services for the Products as specified in the Documentation and Purchase Order ("Hardware Maintenance Services") consisting of preventive maintenance as deemed appropriate by SUPPLIER and remedial maintenance based on NETGEAR's Defect Reports, including replacement parts required for the Products used under normal operating conditions in accordance with the coverage option selected by NETGEAR on the applicable Purchase Order. If coverage option is not selected by NETGEAR then SUPPLIER's standard coverage for Hardware Maintenance Services will apply. Coverage options for Hardware Maintenance Services are described in the Documentation. Hardware Maintenance Services will be provided onsite.

2.2 Limitations and Exclusions. Hardware Maintenance Services do not cover repair for damages or malfunctions caused by: (i) NETGEAR's failure to follow installation, operation or maintenance instructions for the Products; (ii) failure or malfunction of equipment, or software not serviced by SUPPLIER; or
(iii) force majeure conditions as stated in Section 24.6 (Force Majeure) of Exhibit A (General Terms). Per NETGEAR's request, SUPPLIER may perform repair or other services not covered by Hardware Maintenance Services for additional charges at SUPPLIER's then current rates.

3.    SUPPORT MATERIALS AND TOOLS

SUPPLIER shall provide NETGEAR with support materials and tools to enable NETGEAR's technicians to perform troubleshooting over the phone. Such materials and tools should contain precise scripts, flowcharts and any other instructions that can be used by trained technicians to identify issues with the Supporting Software.

4.    DEFECT REPORTS

NETGEAR will document and report malfunctions of the Products in a reasonably detailed manner to SUPPLIER promptly after discovery ("Defect Reports"). The Defect Reports must provide the following information:

          -   caller's name, location, and company;
          -   contract number or reference;
          -   call-back telephone number;
          - the system type and configuration, including the Products and interfacing products; and
          - a brief description and history of the malfunction and any efforts to solve it by NETGEAR.

5.    PAYMENT TERMS

For Maintenance Services, NETGEAR shall pay to SUPPLIER, in advance for the term defined in the applicable Purchase Order, the applicable fees specified in Exhibit A2.

6.    LIMITED MAINTENANCE SERVICES WARRANTY

6.1 Warranty Standard. SUPPLIER warrants that Maintenance Services will be carried out in a professional and workmanlike manner by qualified personnel in a timely and careful manner.

6.2 Remedy. If Maintenance Services are not in conformance with the above Warranty Standard, and SUPPLIER fails to achieve such conformance within thirty
(30) days of receiving NETGEAR's written notice, NETGEAR may cancel the applicable Purchase Order with respect to the affected Maintenance Services with effect for the future and, thereupon, be entitled to receive a proportionate refund of any prepaid fees applicable to the canceled time period in which Maintenance Services will not be performed.

6.3 Disclaimer. EXCEPT AS PROVIDED IN THIS SECTION 6 (LIMITED MAINTENANCE SERVICES WARRANTY), SUPPLIER MAKES NO EXPRESS REPRESENTATIONS OR WARRANTIES WITH RESPECT TO MAINTENANCE SERVICES.

7.    TERM AND TERMINATION

7.1 Renewals. Maintenance Services shall take effect on the date specified in the Purchase Order for Maintenance Services and shall continue in effect for the initial term of one (1) year, unless a different term is expressly defined in the applicable Purchase Order. Maintenance Services shall be automatically renewed for successive one (1) year terms, unless either party gives the other written notice of its intent not to renew at least thirty (30) days prior to the expiration of any initial or renewal term.

7.2 Termination for Cause. Either party may terminate the provision of the Maintenance Services by written notice if the other party fails to cure any material breach with respect to such Maintenance Services within thirty (30) days of having received written notice from the other party detailing the breach.

7.3 Survival. Exhibit A (General Terms), as applicable to Maintenance Services, and Sections 5 through 7 of these Maintenance Services Terms shall survive any termination of any provision of the Maintenance Services.

                                    EXHIBIT D
                    INTELLECTUAL PROPERTY PROTECTION AGREEMENT
                               Version US11/07/02

This Intellectual Property Protection Agreement ("IPP Agreement") is part of the Master Purchase Agreement between NETGEAR and SUPPLIER, which incorporates this IPP Agreement by reference (the "Master Agreement"). This IPP Agreement apples if and to the extent NETGEAR and SUPPLIER expressly agree on development work to be performed under this IPP Agreement. Unless otherwise specified, all capitalized terms used in this IPP Agreement shall have the same meanings as in the Master Agreement.

1.    DEVELOPMENT

1.1 Development Work. From time to time, as requested by NETGEAR, SUPPLIER shall perform certain development work for NETGEAR under this IPP Agreement including development, manufacturing or assembling the Work Products (the "Development Work"). The Development Work will be performed by SUPPLIER either in consideration for payments of the NRE costs as set forth in Exhibit E or such other consideration as may be agreed upon by the parties in the Statement of Work attached hereto as Exhibit D1.

1.2 Statement of Work. The parties shall agree upon the scope of the Development Work in the Statement of Work. Each Statement of Work shall (i) be executed by the parties; (ii) reference the IPP Agreement; and (iii) be subject to the terms and conditions of the IPP Agreement. If there is any conflict between the terms of the IPP Agreement and any Statement of Work, the terms of the IPP Agreement shall control and govern. Subject to the terms and conditions of the IPP Agreement, SUPPLIER shall perform the tasks set forth in each Statement of Work by completion dates set forth therein and shall perform such other Development Work by the completion dates that the parties mutually agree upon. All Development Work shall be subject to the acceptance testing procedures, if any, set forth in the applicable Statement of Work or such other acceptance procedures, if any, that the parties mutually agree upon. Further, SUPPLIER will from time to time during the term of the IPP Agreement keep NETGEAR advised as to SUPPLIER's progress in performing the Development Work, and will, as reasonably requested by NETGEAR, prepare written reports with respect thereto.

1.3 Master Agreement. If there is any conflict between the terms of the IPP Agreement and the Master Agreement, the terms of the IPP Agreement shall control and govern.

2.    PROTECTION OF NETGEAR PROPRIETARY TECHNOLOGY

2.1 Disclosure. To assist SUPPLIER, NETGEAR may disclose or make available to SUPPLIER certain NETGEAR Proprietary Technology that, in NETGEAR's sole judgment, will assist SUPPLIER in performing the Development Work. Upon completion of the Development Work or termination of the IPP Agreement, SUPPLIER shall promptly return to NETGEAR all NETGEAR Proprietary Technology.

2.2 Use of NETGEAR Proprietary Technology. SUPPLIER agrees to maintain in confidence and not to disclose any NETGEAR Proprietary Technology to any third party. SUPPLIER also agrees not to use NETGEAR Proprietary Technology for its own benefit (or the benefit of others), but shall only use

NETGEAR Proprietary Technology to perform its obligations under the IPP Agreement. SUPPLIER further agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of any NETGEAR Proprietary Technology. It is understood and agreed that notwithstanding the obligations of this Section 2, with respect to third party proprietary information and technology provided by NETGEAR and identified in writing by NETGEAR as "USABLE THIRD PARTY PROPRIETARY INFORMATION AND Technology," SUPPLIER's agreement to use such third party proprietary information and technology exclusively for the benefit of NETGEAR shall only remain in effect for one (1) year after NETGEAR's commencement of general commercial sales of the Products that incorporate or are based upon such third party proprietary information and technology irrespective of the termination for any reason whatsoever of the IPP Agreement.

3.    OWNERSHIP

3.1 Work Products. NETGEAR shall own sole right, title, and interest in all tangible and intangible results, processes and items arising out of or constituting the results of any Development Work in which NETGEAR pays the NRE costs or other consideration, or arising out of any disclosure of NETGEAR Proprietary Technology to SUPPLIER, including without limitation all software, reports, deliverables, ideas, inventions, designs, know-how, notes, and copyrighted materials, and all copyrights and other intellectual property rights constituting, embodied in, or pertaining to any of the foregoing (collectively, the "Work Products").

3.2 Assignment of Rights. SUPPLIER hereby waives and agrees not to assert any and all moral rights, including any right to identification of authorship or limitation on subsequent modification that SUPPLIER (or its employees, agents or consultants) has or may have in any Work Product. SUPPLIER hereby irrevocably transfers, conveys and assigns to NETGEAR, and agrees to transfer, convey and assign to NETGEAR, in perpetuity all right, title, and interest in the Work Products, including without limitation, all Intellectual Property Rights with respect thereto. To the extent that any of the foregoing rights are not assignable, SUPPLIER agrees to grant, and hereby grants, to NETGEAR an exclusive, perpetual, fully-paid and royalty-free, worldwide license to use, distribute, sublicense, and otherwise utilize the Work Products. NETGEAR shall have the exclusive right to apply for or register patents, copyrights, and such other proprietary protections as it wishes for the Work Products. SUPPLIER agrees to execute such documents, render such assistance, and take such other action as NETGEAR may reasonably request, at NETGEAR's expense, to apply for, register, perfect, confirm, and protect NETGEAR's rights in the Work Products. SUPPLIER hereby irrevocably designates and appoints NETGEAR and its duly authorized officers and agents as its agents and attorneys-in-fact, to act in its behalf and instead of SUPPLIER, to execute and file any such application, and to do all other lawfully permitted acts to further the prosecution and issuance of Intellectual Property Rights for the Work Products thereon with the same legal force and effect as if executed by SUPPLIER. This power of attorney shall be deemed coupled with an interest and shall be irrevocable.

3.3 Pre-Existing Materials. SUPPLIER agrees that if in the course of performing the Development Work, SUPPLIER incorporates into any Work Product developed hereunder any software, content, copyrightable material, invention, improvement, development, concept, discovery or other materials owned by SUPPLIER prior to the Effective Date ("Pre-Existing Materials"): (i) SUPPLIER shall inform NETGEAR in writing before incorporating such Pre-Existing Materials into any Work Product; and (ii) SUPPLIER hereby grants NETGEAR a nonexclusive, fully-paid and royalty-free, worldwide license, with the rights to use, reproduce, distribute, publicly perform and publicly display by all means now known or later developed, modify, prepare derivative works of, make, have made, sell and export Pre-Existing Materials as part of or in connection with such Work Product or the business of NETGEAR.

4.    LIMITED WARRANTY AND REPRESENTATIONS

4.1 Warranty Standard. SUPPLIER warrants that during the warranty period described in Section 4.3 the Work Products will substantially conform to the specifications contained in the applicable Statement of Work ("Conformance").

4.2 Remedy. If the Work Products are not in Conformance, SUPPLIER shall repair or replace the non-conforming Work Products, or if either the repair or replacement is not feasible refund to NETGEAR the applicable consideration paid for such non-conforming Work Products.

4.3 Warranty Period. The warranty period for the Work Products shall be ninety
(90) days beginning on the date of their acceptance by NETGEAR.

4.4 Representations. SUPPLIER hereby represents and warrants that: (i) all Work Products will be the original work of SUPPLIER; (ii) the Work Products will not infringe the copyright, patent, trademark, trade secret, mask work or any other intellectual property right of any third party; (iii) neither the Work Products nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (iv) the Work Products will not contain any virus, trap door, worm, or any other device or routine that is injurious or damaging to software or hardware used in conjunction with the Work Products; and (v) SUPPLIER has no outstanding agreement or obligation that is in conflict with any of the provisions of the IPP Agreement, or that would preclude SUPPLIER from complying with the provisions hereof, and further warrants that SUPPLIER will not enter into any such conflicting agreement during the term of the IPP Agreement.


5.    TERM AND TERMINATION

5.1 Term. The term of the IPP Agreement will begin on the date specified in the Statement of Work and shall continue until it is terminated in accordance with this Section 5.

5.2 Termination. NETGEAR may terminate the IPP Agreement or any Statement of Work without cause upon giving thirty (30) days' prior written notice thereof to SUPPLIER. NETGEAR may terminate the IPP Agreement immediately and without prior notice if SUPPLIER refuses to or is unable to perform the Development Work or is in breach of any material provision of the IPP Agreement. The IPP Agreement terminates automatically upon termination of the Master Agreement.

5.3 Effect of Termination. Upon the termination or expiration of the IPP Agreement, or upon NETGEAR's earlier request, SUPPLIER shall: (a) discontinue use of all NETGEAR Proprietary Technology and all Work Products, and (b) deliver to NETGEAR all Work Products (without regard to stage of completion and including all deliverables described in the Statement of Work) and all embodiments of NETGEAR Proprietary Technology that SUPPLIER may have in SUPPLIER's possession or control.

5.4 Survival. Upon termination or expiration, all rights and duties of the parties toward each other will cease except: (a) NETGEAR shall pay, within thirty (30) days of the effective date of termination, all amounts owing to SUPPLIER for the Development Work completed and accepted by NETGEAR prior to the termination date. Exhibit A (General Terms), as applicable to the IPP Agreement, and Sections 2, 3, 4 and 5 of the IPP Agreement shall survive any termination of the IPP Agreement.

                                   EXHIBIT D1
                                STATEMENT OF WORK
                               Version US11/07/02

This Statement of Work #_______ ("Statement of Work") is made and entered into by and between NETGEAR and SUPPLIER, on __________________ 2002 and incorporates by reference the Master Purchase Agreement between NETGEAR and SUPPLIER ("Master Agreement").

NETGEAR and SUPPLIER agree that this Statement of Work completely and accurately contains the entirety of both parties' requirements in the provision of the Development Work.

DELIVERABLES SPECS:   INSERT DESCRIPTION AND PERFORMANCE SPECIFICATIONS FOR
                      DELIVERABLES

PROJECT NUMBER:       INSERT PROJECT NUMBER

REQUESTED DELIVERY    Work will commence the week of INSERT DATE, and will be
DATES:                completed on INSERT DATE.

ACCEPTANCE TESTING:   INSERT THE ACCEPTANCE TESTING PROCEDURE
AMOUNTS PAYABLE TO    NETGEAR shall pay SUPPLIER as follows:
SUPPLIER:

ESTIMATED TOTAL FEES
AND COSTS:
NETGEAR PROJECT       INSERT NAME OF NETGEAR PROJECT AUTHORITY NAME AND CONTACT
AUTHORITY:            INFORMATION


FORWARD ALL INVOICES FOR THIS WORK ORDER TO THE FOLLOWING ADDRESS:
    CONTACT NAME:
         ADDRESS:

    PHONE NUMBER:
      FAX NUMBER:
   EMAIL ADDRESS:

ENTIRE AGREEMENT. This Statement of Work and the IPP Agreement embody the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

Proposed by                                    Agreed and Accepted by
NETGEAR, INC.                                  SUPPLIER (NAME OF COMPANY)
Address                                        Address


SIGNATURE:                                     SIGNATURE:
          ________________________                       _______________________
NAME:                                          NAME:
          ________________________                       _______________________
TITLE:                                         TITLE:
          ________________________                       _______________________
DATE:                                          DATE:
          ________________________                       _______________________


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                                    EXHIBIT E
                         NON-RECURRING ENGINEERING COSTS
                               Version US11/07/02

This Exhibit E is part of the Master Purchase Agreement between NETGEAR and SUPPLIER, which incorporates this Exhibit E by reference (the "Master Agreement").

The following schedule lists the definitions and burdens of the NRE costs of each type of development. The parties acknowledge that the NRE burdens may be negotiated on a per-project negotiation.

                             New Design       Transferred     Existing Redesign
                                              Redesign
Definition                   A new NETGEAR    An existing     An existing
                             product          NETGEAR         NETGEAR Product
                                              product that    and is currently
                                              is transferred  being produced
                                              from a          by SUPPLIER
                                              different
                                              supplier
EMC(1) Cost  FCC, CE,        NETGEAR:  [*]    NETGEAR:  [*]   NETGEAR:  [*]
Burden       VCCI,           SUPPLIER: [*]    SUPPLIER: [*]   SUPPLIER: [*]
             C-tick, LVD(2)
             EMC NOT in                       NETGEAR:  [*]   NETGEAR:  [*]
             the current                      SUPPLIER: [*]   SUPPLIER: [*]
             design
Safety       UL, cUL, TUV(3) NETGEAR:  [*]    NETGEAR:  [*]   NETGEAR:  [*]
Cost Burden                  SUPPLIER: [*]    SUPPLIER: [*]   SUPPLIER: [*]
             Safety NOT                       NETGEAR:  [*]   NETGEAR:  [*]
             in the                           SUPPLIER: [*]   SUPPLIER: [*]
             current
             design
Tooling Cost  Burden         NETGEAR: [*]     NETGEAR:  [*]   NETGEAR:  [*] if
                             SUPPLIER:[*]     if changes      changes
                                              requested by    requested by
                                              NETGEAR         NETGEAR
Packaging an d Printing      NETGEAR: 100%    NETGEAR:  100%  NETGEAR:  100%
Materials Co st Burden       SUPPLIER: 0%     SUPPLIER:  0%   SUPPLIER:  0%
Samples Cost  Burden         NETGEAR: # of    NETGEAR: # of   NETGEAR: # of
                             samples          samples         samples received
                             received by      received by     by NETGEAR X
                             NETGEAR X        NETGEAR X       Negotiated BOM
                             Negotiated BOM   Negotiated BOM  cost
                             cost             cost

1     EMC means electro magnetic compliance.
2 FCC means EMC for the US; CE means EMC for Europe; VCCI means EMC for Japan; C-tick means EMC for Australia; and LVD means safety standard for Europe.
3 UL and cUL means safety standards for the US and Canada; and TUV means safety standards for Germany.

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                                    EXHIBIT F
                        SUPPLIER TRAINING SERVICES TERMS
                               Version US11/07/02

These Supplier Training Services Terms are part of the Master Purchase Agreement between NETGEAR and SUPPLIER, which incorporates these Supplier Training Services Terms by reference (the "Master Agreement"). These Supplier Training Services Terms apply if and to the extent NETGEAR purchases any Training Services under the Master Agreement. Unless otherwise specified, all capitalized terms used in these Supplier Training Services Terms shall have the same meanings as in the Master Agreement.


1.    TRAINING

1.1 Scope of Training. SUPPLIER shall conduct at least one on-site training course at a location specified by NETGEAR, taught by qualified SUPPLIER personnel, for each major release of the Products in order to train NETGEAR's representatives on the use and operation of the Products ("Training Services"). The Training Services shall include, but not limited to, the following: (i) overview of underlying technologies, (ii) Product features and applications;
(iii) competitive information; (iv) frequently asked questions ("FAQ"); (v) troubleshooting techniques; and (vi) hands-on sessions.

1.2 Training Materials. SUPPLIER shall provide NETGEAR with the training materials consisting of handouts to be left for participants for further reference and instructor guides that might be used by NETGEAR to deliver any subsequent training. NETGEAR shall be free to modify the training materials for its use in support and promotion of the Products. SUPPLIER shall also provide NETGEAR with training materials for minor releases of the Products.

1.3 Videotaping. SUPPLIER shall authorize NETGEAR to videotape training sessions and to use the resulting videotapes for future training. NETGEAR may provide future training with the use of such videotapes only to its employees and/or technicians at its technical support centers.

1.4 Time and Materials Basis. The Training Services will be provided on a time and materials basis, unless the parties agree to a certain fee per course and participant. All expenses incurred by or on behalf of NETGEAR or its representatives attending such training will be covered by NETGEAR.

2.    LIMITED TRAINING SERVICES WARRANTY

2.1 Warranty Standard. SUPPLIER warrants that it will have Training Services carried out in a professional and workmanlike manner by qualified personnel in a timely and careful manner. If any Training Services fail to conform to the warranty in the preceding sentence and NETGEAR notifies SUPPLIER, SUPPLIER shall either (i) re-perform the Training Services to the extent they were non-conforming, or (ii) partially or completely refund fees paid by NETGEAR in proportion to the extent of the non-conformance.



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                                                CONFIDENTIAL TREATMENT REQUESTED

2.2 Disclaimer. EXCEPT AS PROVIDED IN THIS SECTION 2 (LIMITED TRAINING SERVICES WARRANTY), SUPPLIER MAKES NO EXPRESS WARRANTIES OR REPRESENTATIONS WITH REGARD TO TRAINING SERVICES.

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                                                CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT G

                  QUALITY PROCEDURES/ON-GOING RELIABILITY TESTING
                               Version US11/07/02

This Exhibit G is part of the Master Purchase Agreement between NETGEAR and SUPPLIER, which incorporates this Exhibit G by reference (the "Master Agreement").

1.    PURPOSE

      On-going Reliability Testing ("ORT") is intended to characterize new product reliability and to monitor manufacturing and supplier process shifts proactively. Long-term, random reliability characteristics affecting Product Mean-Time-Between-Failure ("MTBF") will be sought to ensure the theoretical hardware design reliability is achieved at a minimum. Additionally, ORT will be monitored to identify variations in workmanship, manufacturing processes, and components which may affect product reliability or result in early stage failures and/or epidemic failures.

2.    TIMING

      ORT should be planned as part of the new product introduction ("NPI") process. ORT sampling should consist of production units (not prototypes) that have been through the complete production process (to ensure they are free from defects). Formal ORT should begin within [*] from First Customer Ship ("FCS") for each new product. For legacy products, ORT must be fully implemented prior to reduction or elimination of burn-in or ESS cycle count reduction as part of the burn-in optimization process.

3.    SAMPLE SIZE

      Sample size will be established such that the product predicted [*], whichever is greater, can be demonstrated with minimum consumer risk. Product reliability is to be demonstrated quarterly and ORT will continue for a minimum of six (6) months post-FCS. The module sample size (host boards, MDAs, etc.) will be estimated in proportion to the ratio of install base as is practical from a network configuration standpoint. ORT sample units shall be selected randomly at the production line finished goods pack out or may also be obtained from Finished Goods Inventory ("FGI").

      The ORT sample will be fully populated within [*] of beginning ORT. [*] of the sample units will be removed and replaced with new units every [*] to minimize wear out. Units removed shall be rerouted through the normal manufacturing test process and processed into FGI; replacement units shall be selected randomly at finished goods pack out or from FGI. (Individual units shall be part of the ORT sample only once.)

4.    GENERAL DESCRIPTION

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                                                CONFIDENTIAL TREATMENT REQUESTED

      ORT will be implemented as a network of product family members arranged to accommodate sampling requirements. Traffic will be passed through this network in a fashion similar to actual use in a customer environment, although relying on hardware only within the particular product family.

      Elevated temperature will commonly be used to simulate stress in time on the components within the product sample. Generally, a time-to-wear out acceleration of X4 may be expected at [*], based on loose application of Arrhenius wear out computational methods. Acceleration for ORT conditions between [*] shall be based upon an activation energy of [*] for all assemblies with respect to a typical ambient operating temperature of [*].

5.    ROLES AND RESPONSIBILITIES

5.1 Reliability Engineering is responsible for predicting product design MTBF and determining the precise ORT sample size for each product and option. ORT data will be monitored, analyzed, and reported quarterly. If a failure should occur, Reliability Engineering will drive the failure analysis and corrective action processes (see paragraph 5.5).

      Reliability Engineering is also responsible for providing the test software tools with data collection features and the appropriate fixture design. Test equipment set up and maintenance will also be supported.

5.2 Operations NPI Management is responsible for including ORT as part of NPI planning. Proper allocations for the ORT sample shall be planned into the pilot production build. Manufacturing Engineering and Production Planners are responsible for incorporating the ORT sample requirements into the production build plan and the capacity model.

5.3 Production Operations is responsible for maintaining the ORT product sample.

5.4 Release Test Engineering (RTE) will provide guidance in ORT test network architecture and ORT traffic simulation method. This information, along with failure criteria, will be contained in an addendum to this document specific to each product family.

5.5 If necessary, Manufacturing Engineering will manage Stop Ships, Purges, and any other required manufacturing action. Customer (Sustaining) Engineering and Hardware Development will support fault isolation and troubleshooting requirements for root cause analysis and corrective action development.

6.    CONDITIONS AND PARAMETERS

6.1   Temperature Limit And Power Cycling

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                                                CONFIDENTIAL TREATMENT REQUESTED

      The maximum ambient temperature shall be [*] simulating customer operating conditions and configuration. Power cycling of the ORT sample lot shall be performed periodically. Each power cycle shall consist of AC power removal lasting no less than [*] followed by reapplication of power for no less than [*]. The minimum power cycling schedule is one cycle daily on weekdays.

      Although not preferred, ORT can be run at room ambient temperature if thermal test equipment is not available. The disadvantage of this method is the absence of time-wear accelerating mechanisms, thus the sample size must be up to four times greater than that for ORT at [*].

      For operating temperatures below [*], the acceleration factor shall be adjusted based on the activation energy of [*].

6.2   Duration

      Running the test at an operating temperature of [*] and using an acceleration factor of [*], ORT can simulate eight (8) weeks of operation in [*] on a per unit basis. ORT units within the sample shall operate for a total of [*], minimum [*], cycling [*] of the total ORT sample approximately once every [*]. Due to unforeseen circumstances, a unit may have to stay in ORT for longer than [*], however, the maximum duration should not exceed [*] on any given unit.

6.3   Failures

      Failure criteria shall be provided in an addendum to this document along with the functional test specification for each product family. Random failures shall be fault isolated to root cause and repaired or corrected. After the diagnosis and repair of a failure, the repaired unit will complete ORT to ensure the corrective action was effective.

      If more than one failure occurs with the same symptom during ORT, it will be considered a chronic failure. Chronic failures shall be failure analyzed to root cause and a permanent corrective action implemented. If reasonable evidence exists that a chronic failure mode has developed, a Stop Ship should be issued until an effective corrective action can be implemented.

      ORT data will be used to calculate product MTBF quarterly. Corrective actions shall be required for any product not demonstrating predicted MTBF within six (6) months of FCS and require the approval of the Director of Quality.

                                                                         Page 44